EXHIBIT 5.1

                               AKERMAN SENTERFITT
                           ONE SOUTHEAST THIRD AVENUE
                                   28TH FLOOR
                            MIAMI, FLORIDA 33131-1714

                                                               September 3, 2003

HEICO Corporation
3000 Taft Street
Hollywood, Florida 33021

         RE:  Registration Statement on Form S-8 (the "Registration Statement")

Gentlemen:

         We have acted as counsel to HEICO Corporation, a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering and sale by the Company of up to 520,000 shares of the Company's (i)(a) Common Stock, par value $0.01 per share (the "Common Stock") or (b) Class A Common Stock, par value $0.01 per share (the "Class A Common Stock", and together with the Common Stock, the "Shares"), and
(ii) related Preferred Stock Purchase Rights, pursuant to stock options granted or to be granted under the Company's 2002 Stock Option Plan (the "Plan").

         We have examined such corporate records, documents, instruments and certificates of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable securities of the Company.

         The opinion expressed herein is limited to the corporate laws of the State of Florida, and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.

                                                     Very truly yours,

                                                     AKERMAN SENTERFITT